UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Peachtree Street, Suite 1150 Atlanta, GA 30309
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sale and Issuance of Bridge Notes

Armada Investment Fund LLC

On June 10, 2019 (the “Armada Issuance Date”), True Nature Holding, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Armada SPA”) with Armada Investment Fund LLC, a Delaware limited liability company (“Armada”), pursuant to which Armada agreed to purchase a Convertible Promissory Note (the “Armada Note”) in the principal amount of $38,500.00 (the “Armada Loan”). On or about June 13, 2019, the Company received an aggregate of approximately $35,000.00 in net proceeds in exchange for the sale of the Armada Note to Armada.

The Armada Note entitles Armada to 10% interest per annum and matures on March 10, 2020. In the event the Company prepays the Armada Note beginning on the Armada Issuance Date through the 180th day following the Armada Issuance Date, the Company must pay Armada all of the outstanding principal and interest due plus a cash redemption premium ranging from 135% to 150%. After the 180th day following the Armada Issuance Date, there is no further right of prepayment by the Company.

Armada has no right of conversion under the Armada Note for a period of 180 days commencing on the Armada Issuance Date. In the event the Company has not paid the Armada Note in full prior to 180 days from the Armada Issuance Date, Armada may convert all or a portion of the outstanding principal of the Armada Note into shares of the Company’s common stock (the “Common Stock”) at a price per share equal to 55% of the lowest traded price of the Common Stock during the 25 trading day period ending on the last complete trading day prior to the date of conversion. Armada may not convert the Armada Note to the extent that such conversion would result in beneficial ownership by Armada and its affiliates of more than 4.99% of the issued and outstanding Common Stock.

The Armada Note contains certain representations, warranties, covenants and events of default including if the Common Stock is suspended or delisted for trading on the OTC Marketplace or if the Company is delinquent in its periodic report filings with the SEC. In the event of default, as described in the Armada Note, at the option of Armada, it may consider the Armada Note immediately due and payable.

BHP Capital NY, Inc.

On June 4, 2019 (the “BHP Issuance Date”), the Company entered into a Securities Purchase Agreement (the “BHP SPA”) with BHP Capital NY, Inc., a New York corporation (“BHP”), pursuant to which BHP agreed to purchase a Convertible Promissory Note (the “BHP Note”) in the principal amount of $38,500.00 (the “BHP Loan”). On or about June 13, 2019, the Company received an aggregate of approximately $35,000.00 in net proceeds in exchange for the sale of the BHP Note to BHP.

The terms and provisions of the BHP Note and BHP SPA are substantially the same as the terms and provisions of the Armada Note and Armada SPA, respectively.

Senior Executive Employment Agreements

Peyton Jackson

On April 24, 2019 (the “Effective Date”), the Company entered into a senior executive employment agreement (the “Jackson Employment Agreement”) with Peyton Jackson, pursuant to which Mr. Jackson will serve as the business development team leader of the Company. The Jackson Employment Agreement commenced on the Effective Date and may be terminated by either party at will.

Pursuant to, and in accordance with, the terms and conditions of the Jackson Employment Agreement, as compensation for his services, Mr. Jackson: (i) shall be paid an annual base salary of $78,000.00; and (ii) shall be granted 500,000 shares of restricted Common Stock of the Company, in accordance with the grant and reverse vesting schedule contained in the Jackson Employment Agreement with the aggregate value of the Common Stock to be issued calculated based on the most recent closing price of the Common Stock on the date of each grant.

Elliot Fantino

On the Effective Date, the Company entered into a senior executive employment agreement (the “Fantino Employment Agreement”) with Elliot Fantino, pursuant to which Mr. Fantino will provide financial analyst type services for the Company. The Fantino Employment Agreement commenced on the Effective Date and may be terminated by either party at will.

Pursuant to, and in accordance with, the terms and conditions of the Fantino Employment Agreement, as compensation for his services Mr. Fantino: (i) shall be paid an annual base salary of $72,000.00; and (ii) shall be granted 500,000 shares of restricted Common Stock of the Company, in accordance with the grant and reverse vesting schedule contained in the Fantino Employment Agreement with the aggregate value of the Common Stock to be issued calculated based on the most recent closing price of the Common Stock on the date of each grant.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Armada Note, the BHP Note, the Armada SPA, the BHP SPA, the Jackson Employment Agreement and the Fantino Employment Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Armada Note, the BHP Note, the Armada SPA, the BHP SPA, the Jackson Employment Agreement and the Fantino Employment Agreement, filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Douglas Cole

On May 22, 2019, the Company’s Board of Directors (the “Board”) appointed Mr. Douglas Cole as a member of the Board, effective immediately (the “Director Appointment”). Below is a description of Mr. Cole’s professional work experience.

Douglas Cole, age 63

Mr. Cole (Doug), age 63, has served as the Chairman and CEO of American Battery Metals Corporation since August 2017. Doug has been a Partner with Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. Doug serves on the Board of Directors of eWellness Healthcare Corporation (OTC:EWLL). Since 1977 Mr. Cole has held various executive roles, including Chairman, Executive Vice Chairman, Chief Executive Officer and President of multiple public corporations. Currently, Doug sits on the Board of "People in Motion," a global data analytics company. He also sits on the Board of "Voise," an AI company specializing in linguistics. From 2000 to September 2005, he was the Director of Lair of the Bear, The University of California Alumni Family Camp located in Pinecrest, California. During the period between 1991 and 1996 he was the CEO of HealthSoft and he founded and operated Great Bear Technology, a global media company, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995, Doug was honored by NEA, a leading venture capital firm, as CEO of the year. In 1997 Doug became CEO of NetAmerica until merging in 1999. Since 1982 he has been very active with the University of California, Berkeley, mentoring early-stage technology companies.

Family Relationships

Mr. Cole does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Cole reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

There are no current compensatory arrangements with Mr. Cole.

On May 22, 2019, the Company published a press release announcing the Director Appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Non-Binding Letter of Intent

On June 13, 2019, the Company executed a Non-Binding Letter of Intent (“EPOS LOI”) for the potential acquisition of Power EPOS Limited, a U.K. based provider of certain software and systems to the hospitality industry (doing business as PowerEPOS) (“EPOS”).

Under the terms of the EPOS LOI, the Company shall, at its option, purchase all of the issued and outstanding shareholder interests of EPOS, or its assets, in exchange for a combination of (i) shares of a newly issued non-convertible Series A Preferred (the “Series A”), which will be redeemable in 36 months and pay interest at a rate of ten percent (10%) per annum; and (ii) Common Stock equal to twenty percent (20%) of the outstanding shares of Common Stock of the Company, subsequent to closing (the “EPOS Acquisition”). There is no assurance that the EPOS Acquisition will be effectuated.

On June 17, 2019, the Company published a press release announcing the EPOS LOI. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	10% Promissory Note, issued to Armada Investment Fund LLC on June 10, 2019
4.2	10% Promissory Note, issued to BHP Capital NY, Inc. on June 10, 2019
10.1	Securities Purchase Agreement, dated June 10, 2019, by and between True Nature Holding, Inc. and Armada Investment Fund LLC
10.2	Securities Purchase Agreement, dated June 10, 2019, by and between True Nature Holding, Inc. and BHP Capital NY, Inc.
10.3	Senior Executive Employment Agreement, dated April 24, by and between True Nature Holding, Inc. and Peyton Jackson
10.4	Senior Executive Employment Agreement, dated April 24, by and between True Nature Holding, Inc. and Elliot Fantino
99.1	Press Release, dated May 22, 2019
99.2	Press Release, dated June 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: June 20, 2019	By:	/s/ Jim Crone
Jim Crone
President, Interim Chief Executive Officer and Interim Chief Financial Officer